Exhibit 99.1

Contact:	Peter D. Brown
Senior Vice President,
Chief Information Officer
and Investor Relations
Foot Locker, Inc.
(212) 720-4254

FOOT LOCKER, INC. ELECTS GUILLERMO MARMOL AND ALLEN I. QUESTROM TO THE BOARD OF DIRECTORS

NEW YORK, NY, February 16, 2011 – Foot Locker, Inc. (NYSE: FL), the New York-based specialty athletic retailer, announced today that its Board of Directors elected Guillermo Marmol and Allen I. Questrom as directors of the Company, increasing the total number of directors of the Company to 11.

Mr. Marmol, who is currently President of Marmol & Associates, has a significant background in information technology and systems. He served as a Division Vice President and member of the Executive Committee of EDS, a global technology services company, from 2003 to 2007. He served as a Director and Senior Partner of McKinsey & Company, a management consulting firm, and was a leader of the organization and business process redesign practices.

Mr. Questrom, who is currently a senior advisor to Lee Equity Partners, has over 40 years of retail experience, most recently serving as Chairman and Chief Executive Officer of J.C. Penney Company, Inc. from 2000 to 2004. Prior to that, he served as Chairman and Chief Executive Officer of Barneys New York, Inc. from 1999 to 2000. He served for many years as a senior executive of Federated Department Stores, now known as Macy’s, Inc., serving as Chairman and Chief Executive Officer of that company from 1990 to 1997. Mr. Questrom has been a director of Sotheby’s since 2004, and was a director of Wal-Mart Stores, Inc. from 2007 to 2010.

“We are pleased to be adding individuals of the caliber of Gil Marmol and Allen Questrom to our Board of Directors,” said Ken C. Hicks, Chairman of the Board and Chief Executive Officer of Foot Locker, Inc. “Their addition will provide our Company with valuable knowledge and expertise, and will be a strong complement to our current Board of Directors.”

Foot Locker, Inc. is a specialty athletic retailer that operates approximately 3,400 stores in 21 countries in North America, Europe and Australia. Through its Foot Locker, Footaction, Lady Foot Locker, Kids Foot Locker and Champs Sports retail stores, as well as its direct-to-customer channel Footlocker.com/Eastbay/CCS, the Company is the leading provider of athletic footwear and apparel.

Disclosure Regarding Forward-Looking Statements

 This report contains forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, which address activities, events or developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, such things as future capital expenditures, expansion, strategic plans, dividend payments, stock repurchases, growth of the Company’s business and operations, including future cash flows, revenues and earnings, and other such matters are forward-looking statements. These forward-looking statements are based on many assumptions and factors detailed in the Company’s filings with the Securities and Exchange Commission, including the effects of currency fluctuations, customer demand, fashion trends, competitive market forces, uncertainties related to the effect of competitive products and pricing, customer acceptance of the Company’s merchandise mix and retail locations, the Company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor), pandemics and similar major health concerns, unseasonable weather, further deterioration of global financial markets, economic conditions worldwide, further deterioration of business and economic conditions, any changes in business, political and economic conditions due to the threat of future terrorist activities in the United States or in other parts of the world and related U.S. military action overseas, the ability of the Company to execute its business plans and strategic plans effectively with regard to each of its business units, and risks associated with foreign global sourcing, including political instability, changes in import regulations, and disruptions to transportation services and distribution. Any changes in such assumptions or factors could produce significantly different results. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.

-XXX-

Foot Locker, Inc. 112 West 34th Street, New York, NY 10120